Exhibit 99.1

TRANSCRIPT

This is an interview that was prompted by a set of email questions from a shareholder of EWSI.  It was decided that an interview would be held with Martin Nielson, CEO, and two members of the management team, Susan Johnson and Chris Zwicke.  It was held between 9:30-10:30am on March 28, 2013.  This is a transcript of that interview.

Question	Response of Martin Nielson, EWSI’s CEO

Can you give us some information about your background and how it applies to EWSI?
I will be happy to.  While the company is not exclusively me, of course, I have had the good fortune to be able to be part of building three pretty interesting companies which you might recognize, including the Gap Stores, Businessland and Corporate Express.  In all of those cases, I was part of the teams that started out putting those companies together, and the process of involvement on my part was fairly extensive.  We had our hands and our thumb prints, so to speak, on all aspects of the logistics of these companies in helping to build out the machinery for rapid growth, once we had come up with a concept that we thought was quite repeatable.  So, a lot of organic growth and, along the way, a lot of acquisitive growth.  We were able to complete a significant number of acquisitions between the Gap, Businessland and Corporate Express such that eventually I was completing about a deal a month over about 5 years during my Corporate Express heyday.  What we see that is applicable with this skillset is that E-Waste Systems has an opportunity to create a very significant company in a very fragmented space.  That marketplace is quite significant, perhaps $100B, when you include all aspects of the reverse logistics and electronics market place, and no one is dominating the market.  So we intend to take advantage of these skills and I intend to bring a lot of other people in to join me, some of which you will learn about today.  So I think we have a good opportunity ahead of us and a good combination of skills available to make it happen.

What are your major goals for calendar year 2013?
We have a very tight focus on what we want to achieve for 2013.  We have three goals:  First is to Build our global brand; Second is to Expand our technology; and Third is to accelerate our revenues.  We will be happy to share with you more about this during the rest of this interview.

What happened in 2012? How will the year end financials be?
2012 was an extraordinarily difficult and challenging year for us.  It was NOT a good year.  We had negative financial performance at the top of the list, and we certainly do not consider it to be a measurable standard for what our business opportunity is like, either in the past or in the future. We really hope that the worst must be considered over now. And, when we look back on 2012 we see that the performance was severely affected by a mixture of things:  the corporate and market distraction which was brought about by the serious erosion of the stock price which significantly detracted myself and the management team’s part on executing our plan.  And when you add that to the fact that we did not get the expected funding, largely because of that stock price erosion, because of the negative association with that.  However we finished the year strong by moving quickly to adopt a leaner and much less capital intensive plan which I can share with you in more detail.  We believe our platform is now quite solid.  You will notice the share price has improved but much work is still ahead of us.  You will have seen that significant improvements are already underway since we announced our new plan and turned the corner on 2012.

What is your overall strategy for 2013?
As we stated before, our goals are to build our global brand; expand our technology; and accelerate our revenues.  And, how we intend to do that has been published partly through our recently announced Business Plan Strategy.

We are investing for growth and we have set our sights on a big share of the $100B global eWaste business, including the reverse logistics.  We want to be and expect we can be a dominant brand, and we believe that the market needs it.

So, our strategic plan to do all this was announced earlier as the 2013 Plan a few months ago when we filed it with the SEC and put it on our website and since the quarter started, we have been executing it swiftly and effectively.  You can see from our filings that in our first quarter of this year, we signed and announced several new teaming agreements, we entered 2 massive markets (China and the UK), in an important way, and we were very innovative in adding to our technology offerings.  Those are all significant developments and we also began to see new revenue streams, which we will be giving advice to the marketplace on.  So when you add all this together, you can begin to see that 2013 has seen us turn the corner in many aspects.
During the balance of the year we expect to expand this activity and we think that this will create a solid foundation for  our financial performance and that will be balanced with investment into aggressive market penetration and branding - - all in support of these three goals.

So, our vision remains keenly focused in making the company a leader in the eWaste marketplace and will be hammering home the mantra of  ‘Brand-brand-brand’.  You will hear that a number of times.

As we do this, there will be focus on multiple elements of our eWaste brands - - for example we have trademarked eWaste, ePlant1000, and eWasteCC, our carbon credit trading program.  Those are helping to implement processes to build market share; doing so is going to create a significant amount of new jobs; and that we live up to zeal to achieve zero landfill.

All of these things we just discussed are part of building our global brand, expanding our technology and accelerating our revenues.

How many people does EWSI currently have on the team?
Our team is growing and very scalable and can be deployed in different markets very rapidly.  In just the last few months, we have added to our team of executives in the main operation and now have teams in the US, including six people there; three more in the UK and we just started in China where we have three people, too.  We also have access to more than one hundred other key people through our affiliates in California which is in San Diego, Los Angeles, and the SF Bay Area, in also in New England, and in Texas.

Complementing all that, we are very close to adding executives in sales and marketing, and business development both in the US and Internationally.  We hope to announce these soon.

As you continue to execute license agreements and other elements of your plan, your ability to provide needed support becomes greater and greater. Can you explain the types of support you offer?
Our partners and affiliates can expect a wide range of support from us.  Starting with management help, for example, management contracts, where we help these companies become more profitable or compliant and increase their sales through our using our eWaste brand, lowering their processing costs using our technologies, and access to many professional management techniques we have developed over forty years of growing companies.

Secondly, through extraction technologies which are anti-Landfill - as our network grows, this service set will become an even more robust one building on our knowledge of the compliance requirements around the globe  By offering world class extraction technologies we can provide maximum value for companies from e-waste while eliminating landfill and pollution.

The third point is about Carbon Credits.  You will have seen recent announcements about this that we will now offer carbon credit analysis and tracking software and that leads to the ability to start doing trading.  And this will help our clients determine ways to lower energy consumption of electronics and then ultimately find the right way to recycle them. That can also lead to trading in Carbon credits – both buying and selling.   And, we think this is a good example of the types of many more initiative we will be able to announce during the course of this year.  And when we do that, our solutions will be among the most profound in the industry
Another couple of examples are the nationwide logistics we can help with.  We have recently announced that we can handle material extraction, of whatever kind, and delivery from and to every zip code in the US.

Also, our international network of refiners can help our partners extract the highest values from precious metals and plastics and their other output streams.

And, finally, but not least are our licenses - and this model can productively be repeated in other countries.
Bas:

What is the EWSI goal with respect to the number of Master Franchisees?
Let me first state that while franchises are understood by many people, and thus your question, our transactions will generally be licenses.  But, we want to establish a presence in every significant marketplace in the world.  Market share drives this.  Market Share is a key element of how we see our brands being deployed most effectively. And, so we expect to be able to cover as many key parts of the world as is practical.

Licenses are one cost effective and quick way to do that.  We have already gotten a very high number of requests into the company and these confirm the fact that the market is very big and very thirsty for a high quality global brand leader.  And, we expect to and are driven to be that kind of a leader.

Part of your business model generates a licensing fee and area exclusivity for a period of time, along with 2 percent of revenues generated.  How do you plan to accelerate this part of your business model?

Brand promotion is a key element of our plan for 2013.  In just 2 months we already have companies coming to us now every week who want to join us.

So, our eWaste brand is now penetrating China, the United Kingdom, the USA and that interest I just described has expanded to Europe – we have active discussions taking place in the Iberian peninsula with Spain and Portugal and the Baltic countries.  We also have active engagements with India, Australia, Africa, the Mediterranean region and that includes both Turkey and Saudi Arabia.  And, significant new developments are coming our way from Canada, Mexico, and Brazil.  So, you can get a flavor from this that the opportunities from this, once we start signing license agreements with these companies, that they will have their own access to personnel plus the encouragement from us to go forward and promote this more aggressively.  And, all of this, of course, comes with up front revenues from license fees and percentages of their turnover as they grow their sales.

Your past PRs and filings indicated that LOIs to acquire hard e-waste processing assets failed due to a severely depressed PPS.  In essence, your capital structure previously did not allow for successful completion of acquisitions.  Now that your capital structure has been modified, do you believe that you will be able to successfully execute past LOIs this year?

We are still pursuing our original acquisition strategy, but we will do so in a much more targeted manner and often with a new method for financial participation with these companies – and that one is going to be less capital intensive program with significantly less risk to us and our shareholders.

These are called Management Contracts, and through these, we will bring ourselves the ability – both for lower cost and for lower risk - to participate in the financial affairs of these companies and what that will do is allow us to grow our footprint, grow our revenues, and help achieve our third objective which is to accelerate those revenues.  Our partners will benefit from the expert assistance we can provide in improving their operations and will result in a participation fee  -  that improvement should be very welcomed by many margin critical targets.

So, aside from lower capital requirements we are able to not only earn management fees but we can determine, then, if real improvement can be made without having to invest into the acquisition. And, if we find out they don’t – because more than ½ of acquisitions fail because of potential synergies that might have been perceived are never realized.

This new twist, gives us practically riskless financial participation - - kind of like a test drive or even better.  In the eyes of the seller, we are creating immediate value by the work that we do with them, and at the same time we are building a trust relationship that might lead to an the eventual acquisition, if the target’s performance is demonstrated.  So, we have moved further away from speculating toward actuality.  You might say that we buy what we get and we get what we buy in that respect!
Our view is medium to long term and we believe that the market will recognize that and that access to suitable capital will be improved. So, you have a mixture of lower cost capital, plus lower risk, plus accelerating revenues and financial transactions, and the combination should be recognized by the market. When we are ready to, we can re-open discussions with our existing LOI base to see if an acquisition at that point might be more appropriate.

In the meantime, we will use this less capital intensive approach in these situations to accelerate our revenues.

Are the parties you were previously involved with still interested in EWSI?
The Parties we have announced previous deals with remain close.  These good companies want to succeed and they want to be part of something they can be proud of.  Nobody wants to be part of the land fillers.  So, we are proud of the fact that we have maintained good relations with these companies and it is hopeful that we will be able to announce some combination of these transactions in the next year.

A major part of your cash flow potential appears to be built into the acquisition of e-waste processing facilities, such as E-Waste Ohio. Can you provide an update on that operation?
Ohio was the first step of many.  As you may know, Ohio is the 10th largest state and an excellent location from a logistics standpoint.  While we will build out Ohio it is actually more critical we secure more market presence in other places such as Los Angeles and Southern California where we now have an office, and other parts of the US, the UK and China.  So, while we will give some attention to Ohio, it is not going to distract our attention

Have you considered locating/acquiring e-waste facilities near large electronic manufacturers in an attempt to ink deals that would allow consumers to simply ship their unwanted e-waste devices purchased from those manufacturers directly to your facility?  In essence, you may be able to become integrated into an electronic manufacturer LEAN process by providing reuse and recycling processes that would ultimately cost them more money to accomplish on their own.

The answer is: yes.  This is an active consideration.  We believe that our new ePlant1000 offering is going to be considered very attractive to these types of clients which will be designed to do precisely as you suggest, and to provide a very significant way for that eWaste processing to occur.  And, this opportunity will not be limited to just major OEM’s.  We believe we will soon be able to publish information that will show how to achieve the attractive financing that can be made available for these plants.  That will be quite unique to us.

As we speak, there are actually joint ventures and ePlant deals under negotiation between us right now and that includes China, India, Australia, Africa and the Middle East.  So we take this as a very good signal from the market and expect it to help us accelerate the interest in these parts of our offering.

You have inked many teaming agreements with a variety of e-waste and reverse logistics entities.  Some of them you have clearly indicated continuing discussion to create stronger ties and closer business relationships.  Can you amplify on these comments?

Teaming agreements and licensing arrangements support our goals of building our global brand, expanding our technology, and accelerating our revenues, as we have talked about before.

They give us and our teaming partners a chance to market a greatly expanded set of services and geographies to each of our customers.  They are also a starting point for a business relationship that can be fruitful for each other from the beginning - - leading in time to far greater cooperation, such as, joint ventures, or perhaps acquisitions, or any combination of those types of things.  So, we believe this is a good way to start relations and then build them out together  - - and we have high hopes for that.

Regarding Oracle Capital.
First of all, we should point out that we terminated the agreement with Oracle.  You can see from the filings, and do your own math, that they brought in less than $100,000 over a 1 year period – and by the way, Tanke was not brought in by Oracle – but we don’t believe we were best served and they are not with us any more.  So, we will have our own team working on it next.

How is you Global Branding working?
We think it is off to a very good start.  Remember that we are only a few months into the announced strategy. But the publicity around our early promotion has already begun to attract important attention - - in a lot of places.

For example, we have received a significant number of top press news placements in the industry, and these are with leading publications and in just a few short months, we have now gotten requests in from numerous countries all around the globe.

We have mentioned active inquiries in 4 continents, including Africa; the Middle East, as I mentioned before, and of course we have announced our active entry into China and the UK.

They say a great brand adds value to everything associated with the company, and we can see evidence of that and  how ours is becoming a premium brand and we can see how that can scale in securing a major share of the $100B market we are attacking

So, as a premium brand we are prepared to offer a significant inventory of innovative and what we believe are market leading initiatives and we think the combination which we believe will transform our industry and you will see much more of that throughout the course of this year.

You can see the beginning, for example, with the recent announcements of our branding of eWaste itself, of our ePlant1000 line of equipment offerings, and our Carbon Credit technology, which we have branded as, eWasteCC – for Carbon Credit.

So, we are at the early stages of this in terms of its adoption, and the combination creates a larger impact, and we think that is going to complement each of our offerings  giving us a lot more support in achieving our goals.  We don’t think this is being executed by any of our competitors - - and we think we are the first to market with the implementation of this eWaste brand and with the eWaste Carbon Credit.

Can you elaborate on the Carbon Credit initiative.
Sure.  We have entered into a software development initiative with a firm which specializes in the field.  Their software allows any organization to do meaningful analysis of their carbon footprint, with the intent being to identify how to reduce energy consumption.  In the new eWaste CC module analyses the energy consumption of the electronic assets they deploy with an eye toward reducing their energy use.  Among the actions which can be recommended are replacement, and disposal through recycling, which we and our partners can help them achieve.  They can then earn credits while saving money and the software produces the necessary evidence which can then be used as a trading credit for companies which do not have the same ability to achieve such reductions.

One of the many challenges facing start up publicly traded companies is raising cash to fund operations at reasonable terms that have minimal impact on a companies’ share structure.  After reading (and rereading) your last 10-Q it seems as if two notes were in default, and many others carried much higher prices at the original time of the loan.  In short, the convertible  notes  held against EWSI may create a significant number of dilutive shares as you grow your business.

In support of our goals of building our global brand and expanding our technology and accelerating our revenues, we really believe that our hard work will be able to show progress to the marketplace in that execution and this will make it easier and less dilutive to convert, buy out, or retire these historic obligations.

You must know that we are actively engaged with each of these securities holders, and while you will understand that these negotiations must remain confidential, the outcomes that we seek are designed to maximize the best possible results for our shareholders and stakeholders.  We in the management team are all members of that.

So, if we get the support of our shareholders who believe we are doing everything possible to ensure this will happen productively, we should be able to do so with minimum dilutive effect and maintain support from the marketplace.

Are you willing to discuss the current state of the notes and the subsequent number of shares that are being issued to note holders as part of their settlements during our shareholder call?
We can’t really discuss individual notes while negotiations are underway as it could compromise things.  However as deals are concluded we will announce them and you have our commitment that we will do everything possible to minimize the dilutive effect.

All these transactions are being negotiated with our goals in mind: building our global brand, as I have said, expanding our technology; and accelerating our revenues and keeping very, very focused.

Hopefully the 225K you received in Licensee fees at least partly went to the payment of note holders in the form of cash rather than simply issuing common stock.
License fee income the way we have negotiated these, may be paid in cash or other securities as we and the other parties both agree.

We will be seeking other sources of capital to retire note holders.  We are managing our cash flow well but we need to be aggressively focused on investing into our growth and the future.  Market penetration and our global branding efforts require significant upfront investment, so we need the support of our stakeholders to meet our objectives.

Also, many people (retail) are viewing the 650K infusion of capital from TNKE as a direct payment to EWSI to help fund operational growth.
The Tanke investment is earmarked for revenue and revenue generation in support of building our brand and accelerating our revenues.  It isn’t intended for ordinary expenses nor is it for cancellation or repayment of other principal.  So, it is really designed for growth.

 As a side note, if note holders are indeed registering large amounts of shares with your T/A for sale on the open market, I would think that a clear communication stream regarding their intentions is warranted to support the timing and sale of those shares in the market (i.e. news releases/company updates on Licensee progress etc).

In support of our goals of building our global brand and expanding our technology and accelerating our revenues, we will have many developments to announce and it really is our sincere hope that our shareholders and the market support our stock accordingly so that any conversions can be more productive.  All of the management team are major shareholders, too.

At a certain point a paid promotional/awareness campaign is not out of the question above and beyond activities like our upcoming call.
The answer is, we do have plans for a paid campaign but we haven’t scheduled one.  We know that we have to do that at a point in time.  We have been working diligently into putting in place the foundation for all that we have to build upon.  No publicity, as you will expect, or a campaign will be sustainable without substance.  So, we are building that substance so that when we do launch such a campaign it can maximize benefits to all parties.

We hope that the answers provided give an insight that is useful and helpful.  We are dedicated to executing our plan and to becoming leaders in this emerging industry, and we trust that the market will reward us for doing so.  We appreciate the effort you made  and we look forward to sharing this information with our stakeholders.